Exhibit 23.1

Consent of Independent Certified Public Accountants

Board of Directors and Shareholders
UTEK Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91724) pertaining to the UTEK Stock Option Plan and 2000 Non-Qualified Stock Option Plan of our report dated March 5, 2004 with respect to the December 31, 2003 consolidated financial statements, including schedules of investments of UTEK Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Pender Newkirk & Company

Pender Newkirk & Company
Tampa, Florida
March 19, 2004